UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2011

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events.

On May 10, 2011, Macatawa Bank Corporation (the "Company") commenced its rights offering and public offering of 17,826,086 shares of its common stock at a price of $2.30 per share.

Results of the Rights Offering

The rights offering expired at 5:00 p.m., Eastern Time, on June 7, 2011. In the rights offering, shareholders exercising their rights purchased a total of 4,456,186 shares of Company common stock at a price of $2.30 per share, for an aggregate purchase price of approximately $10.2 million.

Shares Available in Public Offering

A total of 4,456,186 shares of Company common stock are available for purchase in the public offering at a price of $2.30 per share.

The total size of the offering, including the 4,456,186 shares sold in the rights offering and the 4,456,186 shares offered in the public offering, is 8,912,372 shares. If all 4,456,186 shares are sold in the public offering, the total gross proceeds to the Company from the rights offering and the public offering will be approximately $20.5 million.

The original size of the offering, $41 million and 17,826,086 shares, was selected by the Board of Directors as the size required to be able to offer each existing shareholder the right to buy one share of common stock for each share of common stock owned on the record date in the rights offering at a price of $2.30 per share. The original offering size was in excess of the Company's current capital needs. The Board of Directors did not expect that all shareholders would exercise their rights to purchase shares in the rights offering and did expect that less than all shares offered would be sold in the rights offering.

The current offering size was determined by the Board of Directors on June 16, 2011. At that time, the Board of Directors met and evaluated the following factors:

•	The successful sale of 4,456,186 shares in the rights offering, for an aggregate purchase price of approximately $10.2 million;
•	The number of written expressions of interest to participate in the public offering received to date;
•	The amount of additional capital required to comply with Macatawa Bank's consent order;
•

The amount of capital believed to be needed to fund organic growth of Macatawa Bank, provide the ability to absorb possible future losses, and meet the other capital needs of the Company and Macatawa Bank; and

•	Potential dilution to existing shareholders, including those who purchased shares in the rights offering, which could result from the sale of a larger number of shares.

Based on these considerations, the Board of Directors selected a total offering size of $20.5 million, including the approximate $10.2 million of shares sold resulting from the successful completion of the rights offering. Accordingly, 4,456,186 additional shares are offered in the public offering.

Expiration Date of Public Offering

The Board of Directors has extended the expiration date of the public offering until 5:00 p.m., Eastern Time, on June 27, 2011, unless the expiration date is extended in the Company's discretion.

On June 16, 2011, Macatawa Bank Corporation issued the press release filed with this report as Exhibit 99.1, which is here incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release dated June 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2011	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated June 16, 2011.